Exhibit 99.2

EXECUTION VERSION

SUPPLEMENTAL CONFIRMATION

February 5, 2015

The Lion Fund II, L.P.
17802 IH 10 West, Suite 400
San Antonio, TX 78257

Attention: Sardar Biglari
Tel: (210) 390-3686
Fax: (210) 344-3411

Re:	Pre-paid Variable Share Forward Transaction
Transaction Ref:	To be advised

Dear Sirs:

The purpose of this communication is to set forth certain terms and conditions of the above-referenced Transaction entered into on the Trade Date specified below (the “Transaction”). This confirmation is a Supplemental Confirmation within the meaning of the Master Confirmation for forward transactions dated as of February 5, 2015, as amended and supplemented from time to time (the “Master Confirmation”), among The Lion Fund II, L.P. (“Counterparty”), JPMorgan Chase Bank, National Association, London Branch (“JPMorgan”), by J.P. Morgan Securities LLC, as its agent (the “Agent”), and JPMorgan Chase Bank, National Association, as collateral agent (the “Collateral Agent”). Capitalized terms used herein have the meanings set forth in the Master Confirmation.

For all purposes under the Master Confirmation, the terms of the Transaction to which this Supplemental Confirmation relates shall be as follows:

Trade Date:	February 5, 2015

Number of Components:	32

Number of Transaction Shares:	1,250,000

Initial Share Price	USD 131.32

Prepayment Percentage:	82.3%

Prepayment Amount:	USD 135,095,500

Prepayment Date:	February 10, 2015

Forward Floor Price:	USD 131.32

Forward Cap Price:	USD 157.584

Ordinary Dividend Amount:	The applicable per share amount in USD for each of the following regular quarterly dividend periods of the Issuer specified below:
	Trade Date – March 31, 2015	USD 0.00
	April 1, 2015 – June 30, 2015	USD 1.00
	July 1, 2015 – September 30, 2015	USD 1.00
	October 1, 2015 – December 31, 2015	USD 1.00
	January 1, 2016 – March 31, 2016	USD 1.00

April 1, 2016 – June 30, 2016	USD 1.00
July 1, 2016 – September 30, 2016	USD 1.00
October 1, 2016 – December 31, 2016	USD 1.00
January 1, 2017 – March 31, 2017	USD 1.00
April 1, 2017 – July 18, 2017	USD 1.00
July 19, 2017 – September 30, 2017	USD 1.00
Thereafter	USD 0.00

For each Component of the Transaction, the Number of Shares and the Scheduled Valuation Date are set forth below:

Component Number	Number of Shares	Scheduled Valuation Date
1.	39,063	June 14, 2017
2.	39,063	June 15, 2017
3.	39,063	June 16, 2017
4.	39,063	June 19, 2017
5.	39,063	June 20, 2017
6.	39,063	July 13, 2017
7.	39,063	July 14, 2017
8.	39,063	July 17, 2017
9.	39,063	July 18, 2017
10.	39,063	July 19, 2017
11.	39,063	July 20, 2017
12.	39,063	July 21, 2017
13.	39,063	July 24, 2017
14.	39,063	July 25, 2017
15.	39,063	July 26, 2017
16.	39,063	July 27, 2017
17.	39,063	August 10, 2017
18.	39,063	August 11, 2017
19.	39,063	August 14, 2017
20.	39,063	August 15, 2017
21.	39,063	August 16, 2017
22.	39,063	August 17, 2017
23.	39,063	August 18, 2017
24.	39,063	August 21, 2017
25.	39,063	August 22, 2017
26.	39,063	August 23, 2017
27.	39,063	August 24, 2017
28.	39,063	September 13, 2017
29.	39,063	September 14, 2017
30.	39,063	September 15, 2017
31.	39,063	September 18, 2017
32.	39,047	September 19, 2017

Please confirm by signing below that the foregoing correctly sets forth the terms of the agreement between JPMorgan and Counterparty with respect to the particular Transaction to which this Supplemental Confirmation relates and return it to us.

Very truly yours,
J.P. MORGAN SECURITIES LLC, as agent for JPMorgan Chase Bank, National Association

By:	/s/ Justin G. Sumner
	Name:	Justin G. Sumner
	Title:	Executive Director

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Frank Snyder
	Name:	Frank Snyder
	Title:	Vice President

Acknowledged and Confirmed:
THE LION FUND II, L.P. By: /s/ Sardar Biglari Name: Sardar Biglari Title: Chairman of Biglari Capital Corp. General Partner of The Lion Fund II, L.P.

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